Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219834) and Form S-8 (Nos. 333-210216, 333-196900, 333-204931 and 333-216602) of Zafgen, Inc. of our report dated March 9, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 9, 2018